Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERVALU INC.

I, Todd N. Sheldon, certify that:

1. The following resolution was duly adopted and approved by the Board of Directors of SUPERVALU INC. (the “Corporation”) at a meeting of the Board of Directors held on May 5, 2012 in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED, that Article Fourth, Section 1 of the Restated Certificate of Incorporation of the Corporation be amended and restated as follows:

“Authorized Classes of Stock. That the total number of shares of stock which this Corporation is authorized to issue is 401,000,000 shares, of which 400,000,000 shares of the par value of $0.01 per share are designated Common Stock and 1,000,000 shares of no par value are designated Preferred Stock (herein referred to as “Preferred Stock”). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.”

2. The foregoing amendment was duly adopted by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware on July 17, 2012 at an Annual Meeting of the Stockholders of the Corporation, and such amendment has not been subsequently modified or rescinded.

Dated: July 17, 2012

/s/ Todd N. Sheldon
Todd N. Sheldon
Senior Vice President,
General Counsel and Corporate Secretary

CERTIFICATE OF ELIMINATION

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

SUPERVALU INC.

SUPERVALU INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth the proposed elimination of the Series A Junior Participating Preferred Stock as set forth herein:

RESOLVED, that no shares of the Series A Junior Participating Preferred Stock are outstanding and none will be issued.

FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Company’s Restated Certificate of Incorporation all reference to the Series A Junior Participating Preferred Stock.

SECOND: That the Certificate of Designations with respect to the above Series A Junior Participating Preferred Stock was filed in the office of the Secretary of State of Delaware on April 14, 2000. None of the authorized shares of the Series A Junior Participating Preferred Stock are outstanding and none will be issued.

THIRD: That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all reference to the Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Todd N. Sheldon, its Senior Vice President, General Counsel and Corporate Secretary, this 17th day of July, 2012.

SUPERVALU INC.

By:	/s/ Todd N. Sheldon
Todd N. Sheldon
Senior Vice President,
General Counsel and Corporate Secretary

CERTIFICATE OF ELIMINATION

OF

4.50% PREFERRED STOCK

OF

SUPERVALU INC.

SUPERVALU INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth the proposed elimination of the 4.50% Preferred Stock as set forth herein:

RESOLVED, that no shares of the 4.50% Preferred Stock are outstanding and none will be issued.

FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Company’s Restated Certificate of Incorporation all reference to the 4.50% Preferred Stock.

SECOND: That the Certificate of Designations with respect to the above 4.50% Preferred Stock was filed in the office of the Secretary of State of Delaware on February 14, 1994. None of the authorized shares of the 4.50% Preferred Stock are outstanding and none will be issued.

THIRD: That in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation is hereby amended to eliminate all reference to the 4.50% Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Todd N. Sheldon, its Senior Vice President, General Counsel and Corporate Secretary, this 17th day of July, 2012.

SUPERVALU INC.

By:	/s/ Todd N. Sheldon
Todd N. Sheldon
Senior Vice President,
General Counsel and Corporate Secretary

RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERVALU INC.

SUPERVALU INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

(1)	The name under which the corporation was originally incorporated is Winston and Newell Co. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 28, 1925.

(2)	This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the currently existing Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

(3)	This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

(4)	The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

ARTICLE FIRST. The name of this Corporation is SUPERVALU INC.

ARTICLE SECOND. Its registered office in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name and address of its registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD. The purpose of the Corporation is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH. Section 1. Authorized Classes of Stock. That the total number of shares of stock which this Corporation is authorized to issue is 401,000,000 shares, of which 400,000,000 shares of the par value of $1.00 per share are designated Common Stock and 1,000,000 shares of no par value are designated Preferred Stock (herein referred to as “Preferred Stock”). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

Section 2. Description of capital stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

PREFERRED STOCK

A. Rights and Restrictions of Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article Fourth and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(1)	The number of shares constituting such series and the designation of such series.

(2)	The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or noncumulative.

(3)	Whether the shares of such series shall be subject to redemption by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(4)	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

(5)	Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

(6)	The restrictions, if any, on the issue or reissue of any additional Preferred Stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

(7)	The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(8)	Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.

Attached hereto as Exhibit A is the Certificate of Designations of Series A Junior Participating Preferred Stock authorized by the Board of Directors on April 12, 2000. Attached hereto as Exhibit B is the Certificate of Designations of 4.50% Preferred Stock authorized by the Board of Directors on February 14, 1994.

COMMON STOCK

B. Rights and Restrictions of Common Stock. The holders of the Common Stock shall have and possess all rights as stockholders of the Corporation, except as such rights may be limited by the preferences, rights, limitations and restrictions of the Preferred Stock. Subject to provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, dividends may be declared by the Board of Directors and paid from time to time out of any funds legally available there for. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, all assets

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and funds of the Corporation remaining after paying all amounts payable to the holders of Preferred Stock, as provided by a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held.

OTHER PROVISIONS

C. Preemptive Rights. No holders of shares of any class or series of this Corporation shall have any preemptive rights to subscribe for any shares of any class or series of stock of this Corporation, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of stock of this Corporation, whether now or hereafter authorized.

D. Voting by Classes. Except as otherwise required by law or by the provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, all matters shall be voted upon without distinction as to classes or series of stock.

ARTICLE FIFTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, amend, alter, change, add to or repeal Bylaws of this Corporation, without any action on the part of the stockholders. The Bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the Bylaws regarding amendment thereof shall be controlling.

(b) By resolution passed by a majority of the whole board, to designate two or more directors to constitute an Executive Committee, which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the Board of Directors in the management of the business and affairs of this Corporation as may be provided in the Bylaws or in said resolution, and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

ARTICLE SIXTH. Section 1. Special Vote for Certain Combinations. Except as otherwise expressly provided in Section 2 of this Article:

(i)	any merger or consolidation of the Corporation with or into any other corporation;

(ii)	any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;

(iii)	the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $5,000,000); or

(iv)	the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity for cash,

shall require the affirmative vote of the holders of

(a)	at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class, and

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(b)	at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such corporation, person or other entity, if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange.

Section 2. Special Vote Not Required. The provisions of this Article shall not apply to any transaction described in clauses (i), (ii), (iii) or (iv) of Section 1 of this Article, (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of directors, considered for this purpose as one class is owned of record or beneficially by the Corporation and/or its subsidiaries; or (ii) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 3. Beneficial Ownership. For the purposes of this Article, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (a) with which it or its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or (b) which is its “affiliate” or “associate” as those terms were defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on May 1, 1976. For the purposes of this Article, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this Section 3 but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

Section 4. Determination by Board of Directors. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information then known to it, whether (i) any corporation, person, or other entity beneficially owns, directly or indirectly, 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or is an “affiliate” or an “associate” (as defined above) of another, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $5,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article.

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Section 5. Amendment. Notwithstanding any other provision of this Certificate of Incorporation, or the Bylaws (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the Bylaws), there shall be required to amend, alter, change, or repeal, directly or indirectly, this Article Sixth the affirmative vote of (i) at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) and (ii) at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), exclusive of all voting stock of the Corporation beneficially owned, directly or indirectly, by any corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon, the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

ARTICLE SEVENTH. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or the Bylaws, from time to time to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law.

ARTICLE EIGHTH. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article Eighth became effective. Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation is executed on behalf of the Company by one of its duly authorized officers and attested by its Corporate Secretary this 20th day of April, 2004.

SUPERVALU INC.

By:	/s/ Stephen P. Kilgriff

Name:	Stephen P. Kilgriff
Title:	Vice President, Legal

ATTEST:

By:	/s/ John P. Breedlove

Name:	John P. Breedlove
Title:	Corporate Secretary

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EXHIBIT A

CERTIFICATE OF DESIGNATIONS

OF

SERIES A JUNIOR PARTICIPATING PREFFERRED STOCK

OF

SUPERVALU INC.

Pursuant to Section 151 of the Delaware

General Corporation Law

SUPERVALU INC., a corporation organized and existing under the Delaware General Corporation Law (the “Company”), in accordance with the provisions of Section 151 of such law, DOES HEREBY CERTIFY that pursuant to authority conferred on the Board of Directors of the Company by its Restated Certificate of Incorporation and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on April 12, 2000 adopted the following resolution:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock, no par value, of the Company be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 150,000.

Section 2. Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $1.00 par value per share, of the Company (the “Common Stock”) and (ii) a preferential cash dividend (the “Preferential Dividends”), if any, in preference to the holders of Common Stock, on the first day of February, May, August and November of each year (each a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $50 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 1000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as “Dividends” and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Company shall at any time after April 24, 2000 (“the Effective Date”) (i) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Company), then in each such case the Dividend Multiple thereafter applicable to the determination of amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

(C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any Shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid an the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata, on a share-by-share basis among all such shares at the time outstanding.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Company shall at any time after the Effective Date, (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Company), then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Restated Certificate of Incorporation or Restated Bylaws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more consecutive quarterly periods shall not have been declared and paid or set apart for payment, the holders of record of the Series A Preferred Stock, voting together with the holders of record of any other series of preferred stock of the Company which shall then have the right, expressly granted by the Certificate of Incorporation of the Company or in any resolution or resolutions of the Board of Directors of the Company providing for the issue of such shares of preferred stock, to elect directors upon such a default in the payment of dividends by the Company shall have the right, at the next meeting of stockholders called for the election of directors, voting together as a class, to elect two members to the Board of Directors, which directors shall be in addition to the number provided for pursuant to the Company’s Bylaws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law. Subject to the foregoing, any directors elected pursuant to this paragraph 3(C) shall be elected annually and shall not constitute members of any Class of directors as contemplated by Section 3.02 of the Company’s Restated Bylaws.

(D) Except as otherwise required by the Certificate of Incorporation or Bylaws or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

Section 4. Certain Restrictions.

(A) Whenever Preferential Dividends or Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

(i)	declare or pay dividends on, make any other distributions on or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)	declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)	except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

(iv)	purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A “Subsidiary” of the Company shall mean any Company or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such Company or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any Company or other entity that is otherwise controlled by the Company.

(C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of April 12, 2000 between the Company and Norwest Bank Minnesota, N.A., as Rights Agent, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock have received, subject to adjustment as hereinafter provided, (A) $1.00 per one one-thousandth (1/1000) of a share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the “Participating Liquidation Amount” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple.” In the event the Company shall at any time after the Effective Date (i) declare or pay any dividend an Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is continuing or surviving Company), then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Certain Reclassification and Other Events.

(A) In the event that holders of shares of Common Stock of the Company receive after the Effective Date in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a “Transaction”), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(B) In the event that holders of shares of Common Stock of the Company receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote

Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(C) In the event that holders of shares of Common Stock of the Company receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

(D) For purposes of this Certificate of Designations, the “Fair Market Value” of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, “Fair Market Value” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

Section 8. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

Section 9. Effective Time of Adjustments.

(A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dilution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation of the Company.

Section 11. Ranking. Unless otherwise provided in the Certificate of Incorporation of the Company or a Certification of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution, or winding up and senior to the Common Stock.

Section 12. Amendment. After the Distribution Date (as defined in the Rights Agreement), the provisions hereof and the Certificate of Incorporation of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by one of its duly authorized officers and attested by its Secretary this 14th day of April, 2000.

/s/ Pamela K. Knous
Name: Pamela K. Knous
Title: Executive Vice President and CFO

ATTEST:

/s/ John P. Breedlove
Name: John P. Breedlove, Esq.
Title: Secretary

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

of

4.50% PREFERRED STOCK

of

SUPERVALU INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

SUPERVALU INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was duly adopted by the Pricing Committee (the “Committee”) of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by a written action dated February 14, 1994:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors”) in accordance with the provisions of the Certificate of Incorporation of the Corporation (hereinafter, as amended and restated to date, called the “Certificate of Incorporation”), and pursuant to the authority granted to and vested in the Committee by the Board of Directors at a meeting duly held on December 15, 1993, the Committee hereby creates a series of Preferred Stock, no par value (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “4.50% Preferred Stock” (hereinafter called this “Series”) and the number of shares constituting this Series shall be 6,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, the Committee or any duly authorized committee of the Board of Directors; provided, that no decrease shall reduce the number of shares of this Series to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of this Series.

Section 2. Dividends.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior to this Series with respect to dividends, the holders of shares of this Series, in preference to the holders of Common Stock, par value $1.00 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of shares of this Series, in an amount per share equal to $45.00 per annum. The amount of the dividend for any period less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period.

(B) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from the date of original issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors or a duly authorized committee of the Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

(C) Dividends payable on shares of this Series are subject in certain circumstances, to the Corporation’s right of offset as set forth in that certain Agreement and Plans of Reorganization dated February 14, 1994 (the “Agreement”) by and among the Corporation, Clyde Evans Markets, Inc. and the shareholders of Clyde Evans Markets, Inc.; a copy of which is on file at the principal executive offices of the Corporation, and any dividends so set-off by the Corporation shall not be deemed to be in arrears.

Section 3. Voting Rights. The holders of shares of this Series shall have the following voting rights:

(A) Each share of this Series shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of this Series and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of this Series shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends payable on this Series as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Corporation shall not:

(i)	declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series;

(ii)	declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except dividends paid ratably on this Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to this Series; or

(iv)

redeem or purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors or a duly

2

authorized committee of the Board of Directors) to all holders of such shares upon such terms as the Board of Directors or a duly authorized committee of the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of this Series redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding-Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series unless, prior thereto, the holders of shares of this Series shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of such payment, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except distributions made ratably on this Series and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For the purposes of this Section 6, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall not include the consolidation or merger of the Corporation with or into any other corporation, or a merger of another corporation with or into the Corporation, or any sale, lease or conveyance of all or any part of the property or business of the Corporation.

Section 7. Redemption at the Option of the Corporation.

(A) The shares of this Series shall not be redeemable at the option of the Corporation prior to the fifth anniversary of the date of first issuance of shares of this Series. Subject to the restrictions set forth in Section 4, the Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after the fifth anniversary of the date of first issuance of shares of this Series, at a redemption price equal to $1,000.00 per share, plus, in each case, accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

(B) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors or any duly authorized committee of the Board of Directors, and the shares to be redeemed shall be determined by lot, pro rata or by any other method as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors in its sole discretion.

(C) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption

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date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

(D) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price), dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(E) The right of the Corporation to redeem shares of this Series, and the right of the holder of such shares to receive the redemption price therefor, pursuant to this Section 7 are, in certain circumstances, subject to certain restrictions (including the Corporation’s right of offset) set forth in the Agreement, a copy of which is on file at the principal executive offices of the Corporation.

Section 8. Redemption at the Option of the Holder.

(A) The shares of this Series shall not be redeemable at the option of any holder thereof prior to the fifth anniversary of the date of first issuance of shares of this Series. Subject to the restrictions set forth in Section 4, any holder of shares of this Series, at the option of such holder, may require the Corporation to redeem shares of this Series held by such holder, as a whole or in part, at any time or from time to time on or after the fifth anniversary of the date of first issuance of shares of this Series, at a redemption price equal to $1,000.00 per share, plus, in each case, accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption; provided, however, that a holder of shares of this Series may exercise the right to require the Corporation to redeem such holder’s shares pursuant to this Section 8 not more than one time in any calendar year; and provided further, that no such request by a holder of shares of this Series shall be for less than the lesser of (i) ten percent of the number of shares of this Series originally issued to such holder by the Corporation, or (ii) all the shares of this Series owned of record by such holder.

(B) For a holder of shares of this Series to exercise the right to require the Corporation to redeem such holder’s shares pursuant to this Section 8, such holder shall give notice of such exercise by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to the Corporation at its principal executive offices (which, until further notice by the Corporation, shall be 11840 Valley View Road, Eden Prairie, Minnesota 55344) to the attention of the Corporate Secretary. Each such notice shall state: (i) the name of such holder, (ii) the redemption date and (iii) the number of shares of this Series to be redeemed from such holder.

(C) Not later than 20 days after receipt by the Corporation of a notice from a holder of shares of this Series pursuant to Section 8(B), the Corporation shall give notice by first class mail, postage prepaid, to such holder confirming the redemption date and the number of shares to be redeemed from such holder and stating (i) the redemption price, (ii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (iii) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

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(D) Notice having been mailed by the Corporation as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price), dividends on the shares of this Series so put for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as a stockholder of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(E) The right of a holder of shares of this Series to require the Corporation to redeem such holder’s shares, and the right of such holder to receive the redemption price therefor, pursuant to this Section 8 are, in certain circumstances, subject to certain restrictions (including the Corporations right of offset) set forth in the Agreement, a copy of which is on file at the principal executive offices of the Corporation.

Section 9. Rank. Any stock of any class or classes of the Corporation shall be deemed to rank:

(A) Prior to the shares of this Series, either as to dividends or upon liquidation, dissolution or winding up, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

(B) On a parity with shares of this Series, either as to dividends or upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(C) Junior to shares of this Series, either as to dividends or upon liquidation, dissolution or winding up, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes. The outstanding shares of the Corporation’s Series B Junior Participating Preferred Stock shall be deemed to rank junior to the outstanding shares of this Series with respect to the payment of dividends and upon liquidation, dissolution or winding up.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by one of its Vice Presidents and attested by its Secretary this 14th day of February, 1994.

/s/ David L. Boehnen
Senior Vice President

Attest:

/s/ Teresa H. Johnson
Secretary

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